    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2000
                                                      REGISTRATION NO. 333-_____
    ============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                   CAMBIO INC.
           (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

         DELAWARE                        7371                    94-3022377
(State or other jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
       of incorporation          Classification Code Number)   Identification
       or organization)                                            Number)

                             6006 NORTH MESA STREET
                              EL PASO, TEXAS 79912
                                 (915) 581-5828
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                          PRINCIPAL EXECUTIVE OFFICES)

                                  ALI AL-DAHWI
                             CHIEF EXECUTIVE OFFICER
                                   CAMBIO INC.
                             6006 NORTH MESA STREET
                              EL PASO, TEXAS 79912
                                 (915) 581-5828
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                              ---------------------
     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            SHELDON G. NUSSBAUM, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                              ---------------------
     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                    CALCULATION OF REGISTRATION FEE
================================================================================================================================
        TITLE OF EACH CLASS OF         AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
     SECURITIES TO BE REGISTERED        REGISTERED      OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               3,959,163            $  (1)                     $2,136,716.80              $564.09
per share
================================================================================================================================

(1) The prices are estimated in accordance with Rule 457(g) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and are $0.15, which represents the exercise price of the warrants, with respect to, the 1,999,998 shares issuable upon the exercise of the warrants, and $0.9375, which represents the closing sale price of the Common Stock on February 3, 2000, with respect to 1,959,165 shares of Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT SPECIFICALLY STATING THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2000

                                   CAMBIO INC.

                                3,959,163 SHARES

                              CLASS A COMMON STOCK

     These 3,959,163 shares of our Class A common stock are being offered for sale by the selling stockholders named on pages 10 through 13 of this prospectus. We will not receive any part of the proceeds from the sales of these shares of our Class A common stock. We expect to receive a total of approximately $300,000 from some of the selling stockholders through their exercise of warrants to purchase shares of Class A common stock to be sold in this offering.

     Our Class A common stock trades on the OTC Bulletin Board under the symbol "CAMB." On February 3, 2000, the closing sale price of our Class A common stock was $0.9375 per share.

     Our principal executive offices are located at Cambio Inc., 6006 North Mesa Street, El Paso, Texas 79912 and our telephone number is (915) 581-5828.

                              ----------------------
YOU ARE URGED TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS, WHICH DESCRIBES SPECIFIC RISKS AND CERTAIN OTHER INFORMATION ASSOCIATED WITH AN INVESTMENT IN OUR COMPANY THAT SHOULD CONSIDERED BEFORE YOU MAKE YOUR INVESTMENT DECISION.
                              ----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is       ,2000

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
Risk Factors......................................................................................................3
     We have experienced and continue to experience operating losses, and our future profitability is uncertain.............................................................................................3
     Our revenues and profitability have fluctuated and could fluctuate significantly in the future, which may limit your ability to predict our future performance............................3
     The high level of competition we face in the telecommunications industry from competitors who often have greater resources than us may adversely affect our profitability............................................................................................4
     Internal development efforts by our customers and new entrants to the market may increase competition.....................................................................................4
     Our industry is rapidly evolving and we may not be able to keep pace with technological changes, which could result in a loss of revenues........................................................4
     We depend on a few large customers, and the loss of one of these customers could have a disproportionate impact on our revenues...........................................................5
     We rely on strategic partners for our sales strategy and if those alliances terminate our sales strategy would suffer..........................................................................5
      We rely on our international operations and if we do not successfully address issues related to international sales, our revenues may decrease................................................5
     We are dependent on a small number of products to generate revenues to fund our business and operations..................................................................................5
     We may not be able to protect and enforce our intellectual property rights...................................6
     Rights of various holders of our equity to acquire shares of Class A common stock may dilute the future value of the Class A common stock..................................................6
     We have and may in the future issue additional preferred stock which could adversely affect the rights of holders of our common stock.........................................................7
     Control of our company is concentrated among a limited number of stockholders, who can exercise significant influence over all matters requiring stockholder approval...................7
     We are dependent on key officers and employees and the loss of these personnel would harm our ability to increase revenues.........................................................................7
     Failure to obtain Year 2000 compliance may limit our ability to operate our business.........................8
Where You Can Find More Information...............................................................................8
Cautionary Statement Regarding Forward-Looking Statements........................................................10
Use of Proceeds..................................................................................................10
Selling Stockholders.............................................................................................10
Plan of Distribution.............................................................................................14
Legal Matters....................................................................................................16
Experts..........................................................................................................16
Disclosure of Commission Position
on Indemnification For Securities Act Liabilities................................................................16

                                  RISK FACTORS


     An investment in our Class A common stock involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information included in this prospectus, in deciding whether to invest in our Class A common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in this "Risk Factors" section, and elsewhere in this prospectus.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

     We have a limited amount of available cash and we will likely require additional capital. We may not be able to raise additional capital in the future on terms acceptable to us or at all. If we are unable to raise additional capital in the future, we may not be able to continue as a going concern.

WE RECENTLY ISSUED SHARES AT SIGNIFICANTLY BELOW THE MARKET PRICE AND WE CANNOT ASSURE YOU THAT WE WILL NOT DO SO IN THE FUTURE.

     We recently completed a financing pursuant to which we issued 666,666 shares of Class A Common Stock and warrants to purchase 1,999,998 shares of Class A Common Stock at significantly below the market value of our Class A Common Stock. We cannot assure you that we will not issue shares in the future at a price per share which is less than the then current market price.


WE HAVE EXPERIENCED AND CONTINUE TO EXPERIENCE OPERATING LOSSES, AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

     We do not know whether or when our business will ever be profitable. We have generated some revenue to date, but we have experienced operating losses since our inception. As of September 30, 1999, our accumulated deficit was approximately $25,772,000.

OUR REVENUES AND PROFITABILITY HAVE FLUCTUATED AND COULD FLUCTUATE SIGNIFICANTLY IN THE FUTURE, WHICH MAY LIMIT YOUR ABILITY TO PREDICT OUR FUTURE PERFORMANCE.

     Our revenues and profitability may vary significantly from fiscal quarter to fiscal quarter as well as in comparison to the corresponding fiscal quarter of the preceding year. Period-to-period comparisons of our results of operations may not be meaningful, and you should not rely upon them as indications of our future performance.

     Some of the factors that may contribute to future fluctuations in our quarterly and annual operating results include:

o development and introduction of new operating systems and new product development expenses

o    our introduction or enhancement of our products;

o    changes in our pricing policies or those of our competitors;

o    technological changes in computer systems and environments;

o market readiness to deploy systems management products for distributed computing environments; and

o customer order deferrals in anticipation of new products and product enhancements.

THE HIGH LEVEL OF COMPETITION WE FACE IN THE TELECOMMUNICATIONS INDUSTRY FROM COMPETITORS WHO OFTEN HAVE GREATER RESOURCES THAN US MAY ADVERSELY AFFECT OUR PROFITABILITY.

     The markets in which we operate are competitive, highly fragmented and rapidly changing. In order to compete effectively, we will have to enhance our current products, enhance the operability of our products with one another and develop new products in a timely fashion. We anticipate continued growth in competition in the telecommunications industry and consequently, the entrance of new competitors into the software systems market in the future.

     The principal competitive factors in our market are quality, performance, price, customer support and training, business reputation, and product attributes such as scalability, compatibility, functionality and acceptance. In addition, we compete with a number of companies that have substantially greater financial, technical, sales, marketing and other resources as well as greater name recognition than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products and services than we can. In addition, this can mean lower prices for our products. We may not be able to compete successfully with our existing competitors, including Granite Systems, Inc., MetaSolve Corp., Architel Systems Corporation and Eftia OSS Solutions Inc. or with new competitors.

INTERNAL DEVELOPMENT EFFORTS BY OUR CUSTOMERS AND NEW ENTRANTS TO THE MARKET MAY INCREASE COMPETITION.

     We cannot be certain that in the future some of our customers will not internally develop products which we currently sell to them. Also, we cannot be certain that some of the leading communications equipment manufacturers will not attempt to enter our market, thus overwhelming us with their vast resources. In addition, we cannot be certain that one or more of our competitors will not develop superior products or that these products will not achieve greater market acceptance than our products. Finally, the acquisition by a third party of one of our major customers could result in the loss of that customer and reduce our sales.

OUR INDUSTRY IS RAPIDLY EVOLVING AND WE MAY NOT BE ABLE TO KEEP PACE WITH TECHNOLOGICAL CHANGES, WHICH COULD RESULT IN A LOSS OF REVENUES.

     The market for our products is characterized by rapid technological developments, evolving industry standards and rapid changes in customer requirements. The introduction of products embodying new technologies, the emergence of new industry standards or changes in customer requirements could render our existing products obsolete and unmarketable. We have in the past experienced delays in product development, and there can be no assurance that we will not experience further delays in connection with our current product development or future development activities. As a result, our success depends upon our ability to continue to enhance existing products, respond to changing customer requirements and develop and introduce in a timely manner, new products that keep pace with technological developments and emerging industry standards.

WE DEPEND ON A FEW LARGE CUSTOMERS, AND THE LOSS OF ONE OF THESE CUSTOMERS COULD HAVE A DISPROPORTIONATE IMPACT ON OUR REVENUES.

     In fiscal year 1999, we generated revenues from 15 customers, some of which have exceeded 10% of revenues. This concentration of customers can cause our revenues and earnings to fluctuate from quarter to quarter based on these customers' requirements and the timing of their orders. None of our major customers has any obligation to purchase additional products or services, and these customers generally have acquired fully-paid licenses to their installed systems. Therefore, there can be no assurance that any of our major customers will continue to purchase new systems, systems enhancements and services in amounts similar to previous years. A reduction, delay or cancellation in orders from any of our major customers would lower our revenues. In addition, the acquisition by a third party of one of our major customers could result in the loss of that customer and could disrupt a significant source of revenue.

WE RELY ON STRATEGIC PARTNERS FOR OUR SALES STRATEGY AND IF THOSE ALLIANCES TERMINATE OUR SALES STRATEGY WOULD SUFFER.

     Our sales strategy is primarily focused on sales made through our alliances with Hewlett Packard and with Oracle. Under our agreement with Hewlett Packard, we jointly market our software and services. We have a similar arrangement with Oracle. Our sales efforts would be significantly damaged if these alliances were terminated.

WE RELY ON OUR INTERNATIONAL OPERATIONS AND IF WE DO NOT SUCCESSFULLY ADDRESS ISSUES RELATED TO INTERNATIONAL SALES, OUR REVENUES MAY DECREASE.

     Our revenues are materially dependent on international sales. Consequently, international operations subject us to a number of risks inherent in developing products for sale outside of the United States, including the potential loss of developed technology, imposition of governmental controls, political and economic instability, trade restrictions, difficulties in managing international operations, cultural differences in the conduct of business, longer accounts receivable payment cycles, unexpected changes in regulatory requirements and royalty and withholding taxes that restrict the repatriation of earnings, tariffs and other trade barriers, the burden of complying with a wide variety of foreign laws, and the risk of foreign currency translation gains and losses.

WE ARE DEPENDENT ON A SMALL NUMBER OF PRODUCTS TO GENERATE REVENUES TO FUND OUR BUSINESS AND OPERATIONS.

     Because we have limited resources, we must restrict our product development efforts to a relatively small number of products and operating systems. These efforts may not be successful or, even if successful, any resulting products or operating systems may not achieve market acceptance. As a result, if we misjudge the market for or are delayed in the production of a particular product, we will see a decrease in our revenues.

WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

     We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Presently, we have no patents, no patent applications on file, and have no intent to file patent applications in the near future. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners, and license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of our products is difficult and, although we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem.

     In selling our products, we rely on both signed license agreements and "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of some jurisdictions. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. The protection of our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around any of our intellectual property rights.

     We are not aware that any of our products infringe the proprietary rights of third parties. However, third parties may claim such infringement by us with respect to current or future products. We expect that software product developers will increasingly be subject to such claims as the number of products and competitors in our industry segment grows and the functionality of products in the industry segment overlaps.

RIGHTS OF VARIOUS HOLDERS OF OUR EQUITY TO ACQUIRE SHARES OF CLASS A COMMON STOCK MAY DILUTE THE FUTURE VALUE OF THE CLASS A COMMON STOCK.

     As of January 31, 2000, there were outstanding a total of 50,073 shares of our Series B convertible preferred stock. These shares presently are convertible, at any time at the option of their holders, into an aggregate of 25,036,500 shares of our Class A common stock. These shares of preferred stock also have anti-dilution protections, which could make them convertible into additional shares of Class A common stock.

     As of January 31, 2000, we also had issued warrants to purchase 171,000 shares of our Class A common stock at an exercise price of $0.20 per share outstanding. In addition, we had warrants to purchase 1,999,998 shares of our Class A common stock at an exercise price of $0.15 per share outstanding. Employee options to purchase 6,192,022 shares were outstanding as of January 31, 2000.

WE HAVE AND MAY IN THE FUTURE ISSUE ADDITIONAL PREFERRED STOCK WHICH COULD ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

     Our board of directors has the authority to issue up to 1,000,000 shares of our preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. As of January 31, 2000, we have outstanding 50,073 shares of Series B convertible preferred stock. Preferred stockholders could adversely affect the rights of holders of Class A common stock by:

o exercising voting, redemption and conversion rights to the detriment of the holders of Class A common stock;

o receiving preferences over the holders of common stock regarding or surplus funds in the event of our dissolution or liquidation;

o    delaying, deferring or preventing a change in control of our company; and

o discouraging bids for our common stock at a premium over the market price of the Class A common stock.

CONTROL OF OUR COMPANY IS CONCENTRATED AMONG A LIMITED NUMBER OF STOCKHOLDERS, WHO CAN EXERCISE SIGNIFICANT INFLUENCE OVER ALL MATTERS REQUIRING STOCKHOLDER APPROVAL.

     As of January 31, 2000, our present directors, executive officers and their respective affiliates and related entities beneficially owned approximately 49% of our Class A common stock and common stock equivalents. In addition, most of these persons have preemptive rights which, if exercised, will maintain the level of their percentage of ownership of our company. These stockholders can exercise significant influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also potentially delay or prevent a change in control of our company. In this regard, you should also review the "Rights of certain holders of our equity to acquire shares of Class A common stock may dilute the future value of the Class A common stock" and "We have and may in the future issue additional preferred stock which could adversely affect the rights of holders of our common stock" risk factors in other parts of this section, and the "Selling Stockholders" section later in this prospectus.

WE ARE DEPENDENT ON KEY OFFICERS AND EMPLOYEES AND THE LOSS OF THESE PERSONNEL WOULD HARM OUR ABILITY TO INCREASE REVENUES.

         We are highly dependent on the principal members of our management staff, including Ali Al-Dahwi, our President and Chief Executive Officer, Steven
B. Dong, our Executive Vice

 President of Operations, Anas El-Mahdi our Vice President of Business Development, and K. Crandal McDougall, our Vice President and Chief Financial Officer, the loss of any of whose services could harm our ability to increase revenues and could materially adversely affect our results of operations. We have entered into employment agreements with Mr. Al-Dahwi and Mr. Dong. We have not entered into employment agreements with Mr. El-Mahdi and Mr. McDougall and do not maintain any key-person life insurance policy on any employee.

FAILURE TO OBTAIN YEAR 2000 COMPLIANCE MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     We have evaluated the potential impact of the Year 2000 difficulties on the processing of date-sensitive information by our computerized information system and believe that our systems are year 2000 compliant. Our software product, netRunner(TM) is year 2000 compliant. Our prior product offering in its final release was year 2000 compliant. However, earlier versions of that product prior to its final version were not year 2000 compliant. As of January 31, 2000, we have not experienced any year 2000 problems and do not anticipate any at this point.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or at the SEC's other public reference facilities in New York, New York, or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site on the Internet at http://www.sec.gov. This web site contains reports, proxy and information statements and other information regarding our company and other registrants that file electronically with the SEC.

     We have filed a registration statement on Form S-3 with the SEC covering the shares of Class A common stock being offered by means of this prospectus. We are allowed to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders sell all the shares:

o Our annual report on Form 10-KSB for the year ended June 30, 1999 and our quarterly report on Form 10-QSB for the period ended September 30, 1999; and

o    Our proxy statement dated October 15, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning our Secretary at Cambio Inc., 6006 North Mesa Street, El Paso, Texas 79912, telephone number (915) 581-5828.

     You should rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus (including the documents incorporated by reference in this prospectus) contains certain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Many of these risks are discussed under the "Risk Factors" section appearing earlier in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not have any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholders. We will receive a total of approximately $300,000 from some of the selling stockholders if they exercise their warrants to purchase the shares of Class A common stock to be sold in this offering. These proceeds will be used for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

     The following table sets forth information as of January 31, 2000 except as otherwise noted, with respect to the number of shares of Class A common stock beneficially owned by each of the selling stockholders.

     The selling stockholders are offering for sale up to 3,959,163 shares of our Class A common stock. Included in these shares of Class A common stock are 1,999,998 shares which are issuable to the selling stockholders upon the exercise of warrants to purchase shares of our Class A Common Stock at an exercise price of $0.15 per share. Also included in these shares are 666,666 shares of Class A Common Stock issued by us in a private placement in February 2000 and an aggregate of 1,292,499 shares of Class A Common Stock issued to consultants in lieu of cash payments.

                                                  NUMBER OF SHARES OF CLASS A            NUMBER OF             NUMBER OF
                                                  COMMON STOCK BENEFICIALLY              SHARES OF              SHARES
                                                  OWNED BEFORE THE OFFERING              CLASS A              OF CLASS A
                                                  ----------------------------
                                                                                         COMMON                 COMMON
SELLING STOCKHOLDER                                                                       STOCK                  STOCK
                                                                                        REGISTERED           BENEFICIALLY
                                                                                          HEREIN              OWNED AFTER
                                                                                                                  THE
                                                                                                               OFFERING
                                                  SHARES              SHARES
                                              CURRENTLY HELD      ISSUABLE UPON
                                                                   THE EXERCISE
                                                                   OF WARRANTS
                                              --------------       -------------          ---------           ------------
Tommi L. Ferguson                                 39,900                    0               39,900                    0
323 McClain Road
Enon Valley, PA 16120

I Zink, Inc.                                      39,900                    0               39,900                    0
3808 SR 434, PBM261
Suite 1004
Altamonte Springs, FL 32714

Amy Spitalnik-Silva                                5,000                    0                5,000                    0
6357 Oak Meadow Bend
Orlando, FL 32819

Michael Golightly                                  5,000                    0                5,000                    0
268 West 400 South, Suite 311
Salt Lake City, Utah 84101

A-Z Professional Consultants                     955,667                    0              955,667                    0
268 West 400 South, Suite 301
Salt Lake City, Utah 84101

Round II, Inc.                                    36,999                    0               36,999                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Douglass P. Brown                                 15,000                    0               15,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Mitchell Costa                                     2,500                    0                2,500                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Michael Kier                                       1,250                    0                1,250                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Cynthia Austin                                       500                    0                  500                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Don Shimp                                        100,000              240,000              340,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Donald Keith Jones                               100,000              100,000              200,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Mark Presgraves                                   20,000               20,000               40,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Clarence Smith/Jimmie Smith/JT                    50,000              100,000              150,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Clarence Smith, Jr                                50,000              100,000              150,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Ali Abdeihadi                                     40,000               40,000               80,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Ghaleb Almasad                                    66,666               33,333               99,999                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Ted Connolly                                     240,000              666,666              906,666                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Glen Chazak                                       25,000                    0               25,000                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Fred Smith                                        66,667              100,000              166,667                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Andrew Austin                                     99,116              400,000              499,116                    0
c/o Round II, Inc.
7514 Girard Avenue
1PMB-119
La Jolla, California 92037

Herman D. Johnston, II                                 0              133,333              133,333                    0
244 Massey Cir
Carthage, MS 39051

Sam and Patricia Martlaro                              0               66,666               66,666                    0
8745 SVL BOX
Victorville, CA 92392

                              PLAN OF DISTRIBUTION

     We are registering the shares of Class A common stock on behalf of the selling stockholders. We will pay all costs, expenses and fees in connection with this registration, except that the selling stockholders will pay underwriting discounts and selling commissions, if any. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. When we refer to the "selling stockholders" in this prospectus, that term includes donees and pledgees selling shares of Class A common stock under this prospectus which were received from the selling stockholders.

     The selling stockholders may sell their shares at various times in one or more of the following transactions:

o on the OTC Bulletin Board (or any other exchange on which the shares may be listed);
o in the over-the-counter market;
o in negotiated transactions other than on such exchange;
o by pledge to secure debts and other obligations;
o in connection with the writing of non-traded and exchange-traded call options,in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
o in a combination of any of the above transactions.

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may sell shares directly or may use broker-dealers to sell their shares. The broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares. This compensation may be in excess of customary commission.

     The selling stockholders may also sell all or a portion of their shares under Rule 144 under the Securities Act of 1933, or may pledge shares as collateral for margin accounts. These shares could then further be resold pursuant to the terms of such accounts.

     Under certain circumstances, the selling stockholders and any broker-dealers that participate in the distribution might be deemed to be "underwriters" within the meaning of the Securities Act and any commission received by them and any profit on the resale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived.

     Because the selling stockholders may be deemed to be "underwriters" under the Securities Act, the selling stockholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of their shares, the selling stockholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-6 under the Exchange Act or Regulation M under the Exchange Act, which prohibits, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until such person's participation in that distribution is completed. In addition, Rule 10b-7 under the Exchange Act or Regulation M prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Class A common stock in connection with this offering. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act, disclosing the following:

o the names of the selling stockholders and of the participating broker-dealer(s);
o    the number of shares involved;
o    the price at which such shares were sold;
o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
o    other facts material to the transaction.

     In addition, if we are notified by the selling stockholders that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

     The selling stockholders may be entitled under agreements entered into with us to indemnification from us against liabilities under the Securities Act.

     In order to comply with certain state securities laws, if applicable, these shares of Class A common stock will not be sold in a particular state unless they have been registered or qualified for sale in that state or any exemption from registration or qualification is available and complied with.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Class A common stock offered by this prospectus will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York. As of January 31, 2000, Frederick R. Adler, who is of counsel to the firm, beneficially owned 12,434,682 shares of our Class A common stock, Anthony Pantaleoni, who is a member of the firm beneficially owned 250,000 shares of our Class A common stock and Carl Kaplan, who is a member of the firm, beneficially owned 79,500 shares of our Class A common stock.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended June 30, 1999, have been so incorporated in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our corporation is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law (the "DGCL"), in general, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any lawsuit or proceeding (other than an action by or in the right of that corporation) due to the fact that such person is or was a director, officer, employee or agent of that corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation or entity. A corporation is also allowed, in advance of the final disposition of a lawsuit or proceeding, to pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending the action, as long as the person undertakes to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. In addition, Delaware law allows a corporation to indemnify these persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any of them in connection with the lawsuit or proceeding if (a) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation also can indemnify its officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that judicial approval is needed to indemnify any officer or director who is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any such action, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection with this action. The indemnification provided by Delaware law is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's own organizational documents, agreements or otherwise.

     As permitted by Section 145 of the DGCL, Article VI of our restated certificate of incorporation provides that we will indemnify each person who is or was our director, officer, employee or agent (including the heirs, executors, administrators or estate of these individuals) or is or was serving at our request as a director, officer, employee or agent of another entity, to the fullest extent that the law permits. This indemnification is exclusive of any other rights to which any of these individuals otherwise may be entitled. The indemnification also continues after a person ceases to be a director, officer, employee or agent of our company and inures to the benefit of the heirs, executors and administrators of these individuals. Expenses (including attorneys' fees) incurred in defending any lawsuit or proceeding are also paid by us in advance of the final disposition of these lawsuits or proceedings after we receive an undertaking from the indemnified person to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by us.
Article VI further provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of his or her duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (which deals with unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which he or she derived an improper personal benefit. Our By-laws also provide that, to the fullest extent permitted by law, we will indemnify any person who is a party or otherwise involved in any proceeding because of the fact that he or she is or was a director or officer of our company or was serving at our request.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to any of these foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the Company's estimates (other than of the SEC registration fee) of the expenses in connection with the issuance and distribution of the shares of common stock being registered:

                         SEC registration fee .........      $   564.09
                         Legal fees and expenses ......      $   10,000*
                         Accounting fees and expenses .      $   10,000*
                         Miscellaneous expenses .......      $ 9,435.91
                         Total: .......................      $   30,000

* estimated

None of these expenses are being paid by the selling stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article VI of the Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Article VI of the Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The By-laws of the Company provide that, to the fullest extent permitted by applicable law, the Company shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company or was serving at the request of the Company.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION OF DOCUMENT


2.1  Agreement and Plan of Merger, dated April 3, 1998, between Meadowbrook
     Rehabilitation Group, Inc., Interset, Inc., Cambio Networks, Inc., and the securityholders named therein, filed as Exhibit 2.1 to the Company's current report on Form 8-K dated April 22, 1998 and incorporated herein by reference.

2.2  Agreement of Amendment, dated July 27, 1998, between Meadowbrook
     Rehabilitation Group, Inc., Interset, Inc., Cambio Networks, Inc., and the securityholders named therein, filed as Annex A to the Company's Joint
     Information/Consent Solicitation Statement on Schedule 14C dated August 14,
     1998 and incorporated herein by reference.

2.3  Secured Bridge Financial Note dated April 3, 1998, between Meadowbrook
     Rehabilitation Group, Inc., and Cambio Networks, Inc., filed as Exhibit 2.2 to the Company's current report on Form 8-K dated April 22, 1998 and incorporated herein by reference.

3.1  Amended and Restated Certificate of Incorporation of the Company, filed as
     Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission
     File No. 33-44197) and incorporated herein by reference.

3.2 Amended and Restated By-Laws of the Company, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Commission File No. 33-44197) and incorporated herein by reference.

3.3  Certificate of the Designations, Powers, Preferences, and Rights of the
     Series B Convertible Preferred Stock, filed as Exhibit 10.4 to the
     Company's Quarterly Report on Form 10 QSB for the quarter ended March 31,
     1999 and incorporated herein by reference.

5.1  Opinion of Fulbright & Jaworski L.L.P.

10.1 1994 Stock Incentive Plan of the Company filed as Exhibit 10.1 to the
     Company's Annual Report on Form 10-K for the fiscal year ended June 30,
     1995 and incorporated herein by reference.

10.2 Agreement dated February 2, 1999 by and between Harvey Glasser, the Company and certain security holders, filed as Exhibit 10.2 to the Company's
     Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 and incorporated herein by reference.

10.3 Agreement dated February 2, 1999 by and between Imperial Loan Management
     Corporation, Cambio, Inc. and Medbrook Home Health, Inc., filed as Exhibit
     10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended
     December 31, 1998 and incorporated herein by reference.

21.1 Subsidiaries of the Company.

23.1 Consent of Grant Thornton LLP.

24.1 Power of Attorney (on the signature page attached hereto).

27.1 Financial Data Schedule, filed with the Company's Annual Report on Form
     10-KSB for the year ended June 30, 1999 and incorporated herein by reference.


ITEM 17. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective by the Securities and Exchange Commission.

     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Paso and State of Texas on the 7th day of February, 2000.
                                   Cambio Inc.

                                   By: /s/ Ali Al-Dahwi
                                       ----------------
                                       Ali Al-Dahwi
                                       Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ali Al-Dahwi and K. Crandal McDougall, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ali Al-Dahwi          Chief Executive Officer and Director February 7, 2000
----------------------
Ali Al-Dahwi              (Principal Executive Officer)

/s/ K. Crandal McDougall  Chief Financial Officer              February 7, 2000
------------------------
K. Crandal McDougall      (Principal Financial and
                          Accounting Officer)

/s/ Philip Chapman        Director                             February 7, 2000
------------------------
Phillip Chapman

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION OF DOCUMENT
-------                        -----------------------
2.1  Agreement and Plan of Merger, dated April 3, 1998, between Meadowbrook
     Rehabilitation Group, Inc., Interset, Inc., Cambio Networks, Inc., and the
     securityholders named therein, filed as Exhibit 2.1 to the Company's current report on Form 8-K dated April 22, 1998 and incorporated herein by reference.

2.2  Agreement of Amendment, dated July 27, 1998, between Meadowbrook
     Rehabilitation Group, Inc., Interset, Inc., Cambio Networks, Inc., and the securityholders named therein, filed as Annex A to the Company's Joint
     Information/Consent Solicitation Statement on Schedule 14C dated August 14,
     1998 and incorporated herein by reference.

2.3  Secured Bridge Financial Note dated April 3, 1998, between Meadowbrook
     Rehabilitation Group, Inc., and Cambio Networks, Inc., filed as Exhibit 2.2 to the Company's current report on Form 8-K dated April 22, 1998 and incorporated herein by reference.

3.1  Amended and Restated Certificate of Incorporation of the Company, filed as
     Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission
     File No. 33-44197) and incorporated herein by reference.

3.2 Amended and Restated By-Laws of the Company, filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Commission File No. 33-44197) and incorporated herein by reference.

3.3  Certificate of the Designations, Powers, Preferences, and Rights of the
     Series B Convertible Preferred Stock, filed as Exhibit 10.4 to the
     Company's Quarterly Report on Form 10-QSB for the quarter ended March 31,
     1999 and incorporated herein by reference.

5.1  Opinion of Fulbright & Jaworski L.L.P.

10.1 1994 Stock Incentive Plan of the Company filed as Exhibit 10.1 to the
     Company's Annual Report on Form 10-K for the fiscal year ended June 30,
     1995 and incorporated herein by reference.

10.2 Agreement dated February 2, 1999 by and between Harvey Glasser, the Company and certain security holders, filed as Exhibit 10.2 to the Company's
     Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 and incorporated herein by reference.


10.3 Agreement dated February 2, 1999 by and between Imperial Loan Management
     Corporation, Cambio, Inc. and Medbrook Home Health, Inc., filed as Exhibit
     10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended
     December 31, 1998 and incorporated herein by reference.

21.1 Subsidiaries of the Company.

23.1 Consent of Grant Thornton LLP.

24.1 Power of Attorney (on the signature page attached hereto).

27.1 Financial Data Schedule, filed with the Company's Annual Report on Form
     10-KSB for the year ended June 30, 1999 and incorporated herein by reference.